UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A (No.1)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2007

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 335-1400

N/A

(Former name or former address, if changed since last report)

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Explanatory Note

This current report on Form 8-K supplements the Company’s prior report on Form 8-K dated March 28, 2007 and filed with the Securities and Exchange Commission April 3, 2007

Item 1.01 Entry Into a Material Definitive Agreement

As previously reported, the Company and its wholly owned subsidiaries obtained certain waivers and modifications to the term loan and revolving line of credit (the “Banking Facility”) with TD Banknorth, N.A. (“TD Banknorth”) by way of a letter agreement dated as of March 22, 2007 (the “Banknorth Letter”) which became effective March 28, 2007.

Effective June 25, 2007 the Company, its wholly owned subsidiaries and Banknorth memorialized the terms set forth in the Banknorth Letter by entering into a Joinder and Amendment of Commercial Loan Agreement (the “Amendment”). In connection with the Amendment, the Company granted an Irrevocable Proxy and entered into a Pledge Agreement for the stock in its wholly owned subsidiary Building Partners, Inc. in favor of TD Banknorth. Additionally, in connection with the Amendment, Building Partners entered into a Guaranty Agreement and Surety Agreement with TD Banknorth.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits furnished with this report:

10.1	Form of Joinder and Amendment to Commercial Loan Agreement between the Company, its subsidiaries and T.D. Banknorth, N.A. dated as of June 25, 2007.

10.2	Form of Irrevocable Proxy granted by the Company to TD Banknorth dated as of June 25, 2007.

10.3	Form of Stock Pledge and Security Agreement by and between the Company and TD Banknorth dated as of June 25, 2007

10.4	Form of Guaranty Agreement between the Company’s wholly owned subsidiary Building Partners, Inc. and TD Banknorth dated as of June 25, 2007.

10.5	Form of Security Agreement between the Company’s wholly owned subsidiary and TD Banknorth dated as of June 25, 2007.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: June 28, 2007	By:	/s/ James F. Brooks
James F. Brooks President and Chief Executive Officer